Exhibit 99.1

RETAIL PROPERTIES OF AMERICA, INC. REPORTS
FOURTH QUARTER AND FULL YEAR 2013 FINANCIAL RESULTS
Oak Brook, IL – February 18, 2014 – Retail Properties of America, Inc. (NYSE: RPAI or the “Company”) today reported financial and operating results for the quarter and year ended December 31, 2013.
FINANCIAL RESULTS
For the quarter ended December 31, 2013, the Company reported:

▪	Operating Funds From Operations (Operating FFO) of $70.7 million, or $0.30 per share, compared to $51.3 million, or $0.22 per share, for the same period in 2012;

▪	Funds From Operations (FFO) of $71.8 million, or $0.30 per share, compared to $60.0 million, or $0.26 per share, for the same period in 2012;

▪	Net income attributable to common shareholders of $34.7 million, or $0.15 per share, compared to $13.9 million, or $0.06 per share, for the same period in 2012;

▪
Results for the quarter ended December 31, 2013 included $8.4 million, or $0.04 per share, of income attributable to net lease termination fees and additional settlement proceeds received from the Mervyns bankruptcy.

For the year ended December 31, 2013, the Company reported:

▪	Operating FFO of $246.8 million, or $1.05 per share, compared to $202.6 million, or $0.92 per share, for the same period in 2012;

▪	FFO of $266.7 million, or $1.14 per share, compared to $235.8 million, or $1.07 per share, for the same period in 2012;

▪	Net income (loss) attributable to common shareholders of $4.2 million, or $0.02 per share, compared to $(0.7) million, or $(0.00) per share, for the same period in 2012;

▪
Results for the year ended December 31, 2013 included $15.8 million, or $0.07 per share, of income attributable to net lease termination fees and settlement proceeds received from the Mervyns bankruptcy.

OPERATING RESULTS
For the quarter ended December 31, 2013, the Company’s results for its consolidated portfolio were as follows:

▪
5.2% increase in total same store net operating income (NOI), excluding net lease termination fees, over the comparable period in 2012, based on same store occupancy of 93.6% at December 31, 2013, up 70 basis points from 92.9% at September 30, 2013 and up 250 basis points from 91.1% at December 31, 2012;

▪
Total portfolio percent leased, including leases signed but not commenced: 94.7% at December 31, 2013, up 70 basis points from 94.0% at September 30, 2013 and up 180 basis points from 92.9% at December 31, 2012;

▪
Retail portfolio percent leased, including leases signed but not commenced: 94.4% at December 31, 2013, up 80 basis points from 93.6% at September 30, 2013 and up 200 basis points from 92.4% at December 31, 2012;

▪	1,112,000 square feet of retail leasing transactions, including the Company’s pro rata share of unconsolidated joint ventures, comprised of 205 new and renewal leases;

■ Retail Properties of America, Inc.
T: 800.541.7661
www.rpai.com    2021 Spring Road, Suite 200
Oak Brook, IL 60523

▪	Positive comparable cash leasing spreads, including the Company’s pro rata share of unconsolidated joint ventures, of 5.1%.
For the year ended December 31, 2013, the Company’s results for its consolidated portfolio were as follows:

▪	2.7% increase in total same store NOI, excluding net lease termination fees, over the comparable period in 2012;

▪	5,022,000 square feet of retail leasing transactions, including the Company’s pro rata share of unconsolidated joint ventures, comprised of 856 new and renewal leases;

▪	Positive comparable cash leasing spreads, including the Company’s pro rata share of unconsolidated joint ventures, of 4.6%.
“2013 was another year of strong financial and operational performance,” stated Steve Grimes, president and chief executive officer. “Our results continue to demonstrate the strength and quality of our portfolio and position RPAI well for 2014 and beyond, as we continue to focus on driving value for our shareholders.”
INVESTMENTS ACTIVITY
In 2013, the Company completed $734.9 million of transactional activity, including the Company’s pro-rata share of unconsolidated joint ventures, as follows:

▪
Completed $442.6 million of asset sales and earnouts, of which $361.1 million closed in the fourth quarter, including the sale of the Company’s 20% interest in eight properties to RioCan for $95.5 million; and

▪
Completed $292.3 million of acquisitions, all of which closed in the fourth quarter, including the purchase of Pelham Manor Shopping Plaza and Fordham Place in New York City for $192.4 million, and the purchase of RioCan’s 80% interest in five properties for $99.9 million.

“We are pleased to announce the successful achievement of our 2013 acquisition and disposition goals,” commented Shane Garrison, executive vice president, chief operating officer and chief investment officer. “Our execution over the last two years has demonstrated our long range vision for the portfolio and our commitment to prudent and disciplined capital allocation.”
BALANCE SHEET AND CAPITAL MARKETS ACTIVITY
As of December 31, 2013, the Company had $2.3 billion of consolidated indebtedness, which resulted in a net debt to adjusted EBITDA ratio of 5.3x, down from 6.6x as of December 31, 2012, or a net debt and preferred stock to adjusted EBITDA ratio of 5.7x, down from 7.0x as of December 31, 2012. Consolidated indebtedness, as of December 31, 2013, had a weighted average contractual interest rate of 4.97% and a weighted average maturity of 4.7 years.
In 2013, the Company executed on significant capital markets initiatives, including the following:

▪
Extinguished $570.6 million of mortgage and mezzanine loans, excluding amortization, with a weighted average contractual interest rate of 7.54%, of which $99.7 million was repaid in the fourth quarter, with a weighted average contractual interest rate of 5.25%;

▪
Closed on a $1.0 billion amended and restated unsecured credit facility in May 2013, increasing total borrowing capacity by $350.0 million, extending the maturity date by over two years and decreasing the interest rate by approximately 50 basis points on average, depending on leverage;

▪
Issued approximately 5.5 million shares under the Company’s at-the-market equity program of common stock at an average share price of $15.29, generating net proceeds of $83.5 million, all of which occurred during the first half of the year; and

▪	Converted the remaining shares of Class B common stock into shares of Class A common stock, and as a result, all shares of the Company’s common stock are tradable.

Subsequent to year end, Moody’s Investors Service assigned a (P)Baa3 rating with a stable outlook to the Company’s senior unsecured shelf registration. Moody’s indicated in their announcement that the investment grade rating reflects RPAI’s conservative capital structure and strong credit metrics including solid fixed charge coverage and low overall leverage.
“The execution of our balance sheet efforts over the last year, including the recast of our unsecured credit facility, our opportunistic use of the at-the-market equity program and the early repayment of significant amounts of high cost debt, positioned us well for an investment grade credit rating,” stated Angela Aman, executive vice president, chief financial officer and treasurer. “This is an important achievement for RPAI, which enhances our ability to access additional sources of capital in order to continue to execute on our strategic objectives. We look forward to building on this progress as we move through 2014.”
GUIDANCE
The Company expects to generate Operating FFO per share of $0.96 - $1.00 in 2014, as detailed below:

▪	Generate same store NOI growth of 2.0% - 3.0%;

▪	Acquire $300 - $350 million of strategic assets;

▪	Dispose of $300 - $350 million of non-core and non-strategic assets;

▪	Incur approximately $35 million of general & administrative expenses; and

▪	Complete $250 - $300 million of opportunistic capital raising activity.
DIVIDEND
On February 11, 2014, the Company’s Board of Directors declared the first quarter 2014 Series A preferred stock distribution of $0.4375 per preferred share, for the period beginning January 1, 2014, which will be paid on March 31, 2014, to preferred shareholders of record on March 20, 2014.
On February 11, 2014, the Company’s Board of Directors also declared the first quarter 2014 quarterly cash dividend of $0.165625 per share on the Company’s outstanding Class A common stock. The common dividend will be paid on April 10, 2014, to Class A common shareholders of record on March 28, 2014.
WEBCAST AND SUPPLEMENTAL INFORMATION
The Company’s management team will hold a webcast on Wednesday, February 19, 2014 at 10:00 AM EST, to discuss its quarterly and full year financial results and operating performance, as well as business highlights and outlook. In addition, the Company may discuss business and financial developments and trends and other matters affecting the Company, some of which may not have been previously disclosed.
A live webcast will be available online on the Company’s website at www.rpai.com in the Investor Relations section. The conference call can be accessed by dialing (877) 705-6003 or (201) 493-6725 for international participants. Please dial in at least ten minutes prior to the start of the call to register.

A replay of the webcast will be available. To listen to the replay, please go to www.rpai.com in the Investor Relations section of the website and follow the instructions. A replay of the call will be available from 2:00 PM EST on February 19, 2014, until midnight EST on March 5, 2014. The replay can be accessed by dialing (877) 870-5176 or (858) 384-5517 for international callers, and entering pin number 13574247.
The Company has also posted supplemental financial and operating information and other data in the Investor Relations section of its website.
ABOUT RPAI
Retail Properties of America, Inc. is a REIT and is one of the largest owners and operators of high quality, strategically located shopping centers in the United States. As of December 31, 2013, the Company owned 228 retail operating properties representing 31.6 million square feet, including its pro rata share of unconsolidated joint ventures. The Company is publicly traded on the New York Stock Exchange under the ticker symbol RPAI. Additional information about the Company is available at www.rpai.com.
SAFE HARBOR LANGUAGE
The statements and certain other information contained in this press release, which can be identified by the use of forward-looking terminology such as “may,” “expect,” “continue,” “remains,” “intend,” “aim,” “should,” “prospects,” “could,” “future,” “potential,” “believes,” “plans,” “likely,” “anticipate,” and “probable,” or the negative thereof or other variations thereon or comparable terminology, constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and are subject to the safe harbors created thereby. These forward-looking statements reflect our current views about our plans, intentions, expectations, strategies and prospects, which are based on the information currently available to us and on assumptions we have made. Although we believe that our plans, intentions, expectations, strategies and prospects as reflected in or suggested by those forward-looking statements are reasonable, we can give no assurance that such plans, intentions, expectations or strategies will be attained or achieved. Furthermore, these forward-looking statements should be considered as subject to the many risks and uncertainties that exist in the Company’s operations and business environment. Such risks and uncertainties could cause actual results to differ materially from those projected. These uncertainties include, but are not limited to, general economic, business and financial conditions, changes in the Company’s industry and changes in the real estate markets in particular, market demand for and pricing of the Company’s common and preferred stock, general volatility of the capital and credit markets, competitive and cost factors, the ability of the Company to enter into new leases or renew leases on favorable terms, defaults on, early terminations of or non-renewal of leases by tenants, bankruptcy or insolvency of a major tenant or a significant number of smaller tenants, the effects of declining real estate valuations and impairment charges on the Company’s operating results, increased interest rates and operating costs, decreased rental rates or increased vacancy rates, the uncertainties of real estate acquisitions, dispositions and redevelopment activity, satisfaction of closing conditions to the pending transactions described herein, the Company’s failure to successfully execute its non-core disposition program and capital recycling efforts, the Company’s ability to create long-term shareholder value, the Company’s ability to manage its growth effectively, the availability, terms and deployment of capital, regulatory changes and other risk factors, including those detailed in the sections of the Company’s most recent Forms 10-K and 10-Q filed with the SEC titled “Risk Factors”. We assume no obligation to update publicly any forward-looking statements, whether as a result of new information, future events or otherwise.
NON-GAAP FINANCIAL MEASURES
As defined by the National Association of Real Estate Investment Trusts (NAREIT), an industry trade group, FFO means net income (loss) computed in accordance with generally accepted accounting principles (GAAP), excluding gains (or losses) from sales of depreciable investment properties, plus depreciation and amortization and impairment charges on depreciable investment properties, including amounts from continuing and discontinued operations, as well as adjustments for unconsolidated joint ventures in which the Company holds an interest. The Company has adopted the NAREIT definition in its computation of FFO and believes that FFO, which is a non-GAAP performance measure, provides an additional and useful means to assess the operating performance of REITs. The Company believes that, subject to the following limitations, FFO provides a basis for comparing the Company’s performance and operations to those of other REITs. Depreciation and amortization related to investment properties for purposes of calculating FFO includes a portion of loss on lease terminations encompassing the write-off of tenant-related assets, including tenant improvements and in-place lease values, as a result of early lease terminations.

The Company also reports Operating FFO, which is defined as FFO excluding the impact to earnings from the early extinguishment of debt and other items as denoted within the calculation. Management considers Operating FFO a meaningful, additional measure of operating performance primarily because it excludes the effects of transactions and other events which management does not consider representative of the operating results of the Company’s core business platform. Neither FFO nor Operating FFO represent alternatives to “Net Income” as an indicator of the Company’s performance, and “Cash Flows from Operating Activities” as determined by GAAP as a measure of the Company’s capacity to fund cash needs, including the payment of dividends. Further, comparison of the Company’s presentation of Operating FFO to similarly titled measures for other REITs may not necessarily be meaningful due to possible differences in definition and application by such REITs.
The Company also reports same store NOI. The Company defines NOI as operating revenues (rental income, tenant recovery income, other property income, excluding straight-line rental income, amortization of lease inducements, amortization of acquired above and below market lease intangibles and lease termination fee income) less property operating expenses (real estate tax expense and property operating expense, excluding straight-line ground rent expense, amortization of acquired ground lease intangible liability, straight-line bad debt expense and lease termination fee expense). Same Store NOI for the year ended December 31, 2013 represents NOI from our same store portfolio consisting of 223 operating properties acquired or placed in service prior to January 1, 2012, excluding one operating property that was classified as held for sale as of December 31, 2013, which is accounted for within discontinued operations. Same Store NOI for the three months ended December 31, 2013 represents NOI from our same store portfolio consisting of 224 operating properties acquired or placed in service prior to October 1, 2012, excluding one operating property that was classified as held for sale as of December 31, 2013. NOI from Other Investment Properties for the year ended December 31, 2013 represents NOI primarily from properties acquired in 2013, our development properties and one former development property that was not classified within our operating property portfolio for both periods presented. NOI from Other Investment Properties for the three months ended December 31, 2013 represents NOI primarily from properties acquired in 2013 and our development properties. NOI consists of the sum of Same Store NOI and NOI from Other Investment Properties. We believe that NOI, Same Store NOI and NOI from Other Investment Properties are useful measures of our operating performance. Other REITs may use different methodologies for calculating these metrics, and accordingly, our NOI metrics may not be comparable to other REITs. We believe that these metrics provide an operating perspective not immediately apparent from GAAP operating income or net income (loss) attributable to common shareholders. We use these metrics to evaluate our performance on a property-by-property basis because these measures allow management to evaluate the impact that factors such as lease structure, lease rates and tenant base, which vary by property, have on our operating results. However, these measures should only be used as an alternative measure of our financial performance.
Adjusted EBITDA represents net income (loss) attributable to common shareholders before interest, income taxes, depreciation and amortization, as further adjusted to eliminate the impact of certain items that we do not consider indicative of our ongoing performance. We believe that Adjusted EBITDA is useful because it allows investors and management to evaluate and compare our performance from period to period in a meaningful and consistent manner in addition to standard financial measurements under GAAP. Adjusted EBITDA is not a measurement of financial performance under GAAP and should not be considered as an alternative to net income (loss) attributable to common shareholders, as an indicator of operating performance or any measure of performance derived in accordance with GAAP. Our calculation of Adjusted EBITDA may be different from the calculation used by other companies and, accordingly, comparability may be limited.
Net Debt to Adjusted EBITDA represents (i) our total debt less cash and cash equivalents divided by (ii) Adjusted EBITDA for the prior three months, annualized. We believe that this ratio is useful because it provides investors with information regarding total debt net of cash and cash equivalents, which could be used to repay debt, compared to our performance as measured using Adjusted EBITDA.
Net Debt and Preferred Stock to Adjusted EBITDA represents (i) our total debt, plus preferred stock, less cash and cash equivalents divided by (ii) Adjusted EBITDA for the prior three months, annualized. We believe that this ratio is useful because it provides investors with information regarding total debt and preferred stock, net of cash and cash equivalents, which could be used to repay debt, compared to our performance as measured using Adjusted EBITDA.
CONTACT INFORMATION
Michael Fitzmaurice, VP - Finance
Retail Properties of America, Inc.
(630) 634-4233

Retail Properties of America, Inc.
Consolidated Balance Sheets
(amounts in thousands, except par value amounts)
(unaudited)

	December 31, 2013	December 31, 2012
Assets
Investment properties:
Land	$1,174,065	$1,209,523
Building and other improvements	4,586,657	4,703,859
Developments in progress	43,796	49,496
	5,804,518	5,962,878
Less accumulated depreciation	(1,330,474)	(1,275,787)
Net investment properties	4,474,044	4,687,091

Cash and cash equivalents	58,190	138,069
Investment in unconsolidated joint ventures	15,776	56,872
Accounts and notes receivable (net of allowances of $8,197 and $6,452, respectively)	80,818	85,431
Acquired lease intangible assets, net	129,561	125,706
Assets associated with investment properties held for sale	8,616	8,922
Other assets, net	110,571	135,336
Total assets	$4,877,576	$5,237,427

Liabilities and Equity
Liabilities:
Mortgages and notes payable, net (includes unamortized premium of $1,175 and $0, respectively, and unamortized discount of $(981) and $(1,492), respectively)	$1,684,633	$2,212,089
Unsecured term loan	450,000	300,000
Unsecured revolving line of credit	165,000	80,000
Accounts payable and accrued expenses	54,457	73,983
Distributions payable	39,138	38,200
Acquired lease intangible liabilities, net	91,881	74,648
Liabilities associated with investment properties held for sale	6,603	60
Other liabilities	77,030	82,694
Total liabilities	2,568,742	2,861,674

Commitments and contingencies

Equity:
Preferred stock, $0.001 par value, 10,000 shares authorized
7.00% Series A cumulative redeemable preferred stock, 5,400 shares issued and outstanding at December 31, 2013 and 2012; liquidation preference $135,000	5	5
Class A common stock, $0.001 par value, 475,000 shares authorized, 236,302 and 133,606 shares issued and outstanding at December 31, 2013 and 2012, respectively	236	133
Class B-2 common stock, $0.001 par value, 55,000 shares authorized, 0 and 48,518 shares issued and outstanding at December 31, 2013 and 2012, respectively	—	49
Class B-3 common stock, $0.001 par value, 55,000 shares authorized, 0 and 48,519 shares issued and outstanding at December 31, 2013 and 2012, respectively	—	49
Additional paid-in capital	4,919,633	4,835,370
Accumulated distributions in excess of earnings	(2,611,796)	(2,460,093)
Accumulated other comprehensive loss	(738)	(1,254)
Total shareholders' equity	2,307,340	2,374,259
Noncontrolling interests	1,494	1,494
Total equity	2,308,834	2,375,753
Total liabilities and equity	$4,877,576	$5,237,427

Retail Properties of America, Inc.
Consolidated Statements of Operations
(amounts in thousands, except per share amounts)
(unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2013	2012	2013	2012
Revenues:
Rental income	$113,427	$106,548	$433,306	$422,621
Tenant recovery income	28,148	26,325	101,962	100,520
Other property income	9,141	2,086	15,955	8,518
Total revenues	150,716	134,959	551,223	531,659

Expenses:
Property operating expenses	23,613	24,221	89,067	90,516
Real estate taxes	18,574	17,882	71,191	69,232
Depreciation and amortization	58,155	50,851	219,606	203,044
Provision for impairment of investment properties	32,303	—	59,486	1,323
Loss on lease terminations	2,006	156	2,819	6,102
General and administrative expenses	8,370	8,187	31,533	26,878
Total expenses	143,021	101,297	473,702	397,095

Operating income	7,695	33,662	77,521	134,564

Gain on extinguishment of debt	—	—	—	3,879
Equity in loss of unconsolidated joint ventures, net	(510)	(840)	(1,246)	(6,307)
Gain on sale of joint venture interest	17,499	—	17,499	—
Gain on change in control of investment properties	5,435	—	5,435	—
Interest expense	(34,440)	(41,740)	(146,805)	(171,295)
Co-venture obligation expense	—	—	—	(3,300)
Recognized gain on marketable securities	—	9,467	—	25,840
Other income, net	595	749	4,741	2,251
Income (loss) from continuing operations	(3,726)	1,298	(42,855)	(14,368)

Discontinued operations:
Income (loss), net	6,169	(1,995)	9,396	(24,063)
Gain on sales of investment properties, net	34,644	13,623	41,279	30,141
Income from discontinued operations	40,813	11,628	50,675	6,078
Gain on sales of investment properties, net	—	1,191	5,806	7,843
Net income (loss)	37,087	14,117	13,626	(447)
Net income (loss) attributable to the Company	37,087	14,117	13,626	(447)
Preferred stock dividends	(2,363)	(263)	(9,450)	(263)
Net income (loss) attributable to common shareholders	$34,724	$13,854	$4,176	$(710)

Earnings (loss) per common share - basic and diluted
Continuing operations	$(0.03)	$0.01	$(0.20)	$(0.03)
Discontinued operations	0.18	0.05	0.22	0.03
Net income per common share attributable to common shareholders	$0.15	$0.06	$0.02	$—

Weighted average number of common shares outstanding - basic and diluted	236,151	230,597	234,134	220,464

Retail Properties of America, Inc.
Funds From Operations (FFO) and Operating FFO (a)
(amounts in thousands, except per share amounts)
(unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2013	2012	2013	2012

Net income (loss) attributable to common shareholders	$34,724	$13,854	$4,176	$(710)
Depreciation and amortization	61,791	58,510	241,152	247,109
Provision for impairment of investment properties	32,893	2,439	92,319	27,369
Gain on sales of investment properties (b)	(57,578)	(14,814)	(70,996)	(37,984)
FFO	$71,830	$59,989	$266,651	$235,784

FFO per common share outstanding	$0.30	$0.26	$1.14	$1.07

FFO	$71,830	$59,989	$266,651	$235,784
Impact on earnings from the early extinguishment of debt, net	2,869	640	(15,914)	(10,860)
Recognized gain on marketable securities	—	(9,467)	—	(25,840)
Joint venture investment impairment	—	—	1,834	—
Excise tax accrual	—	—	—	4,594
Provision for hedge ineffectiveness	(21)	157	(912)	623
Other	(3,943)	(50)	(4,860)	(1,677)
Operating FFO	$70,735	$51,269	$246,799	$202,624

Operating FFO per common share outstanding	$0.30	$0.22	$1.05	$0.92

(a)	Includes amounts from discontinued operations and our pro rata share from our unconsolidated joint ventures.

(b)
Includes the gain on sale of joint venture interest of $17,499 and the gain on change in control of investment properties of $5,435 recognized pursuant to the dissolution of our RioCan unconsolidated joint venture on October 1, 2013.

Retail Properties of America, Inc.
Reconciliation of Non-GAAP Financial Measures
(amounts in thousands)

Reconciliation of Net Income (Loss) Attributable to Common Shareholders to NOI

	Three Months Ended December 31,		Year Ended December 31,
	2013	2012	2013	2012
Operating revenues:
Same store investment properties (224 and 223 properties, respectively):
Rental income	$107,967	$105,943	$424,038	$416,196
Tenant recovery income	26,692	26,302	99,881	99,714
Other property income	1,699	1,697	6,992	7,249
Other investment properties:
Rental income	5,008	381	9,211	4,167
Tenant recovery income	1,456	23	2,081	806
Other property income	44	16	53	44
Operating expenses:
Same store investment properties (224 and 223 properties, respectively):
Property operating expenses	(21,230)	(23,289)	(83,213)	(86,220)
Real estate taxes	(17,388)	(17,779)	(69,363)	(68,541)
Other investment properties:
Property operating expenses	(1,145)	(143)	(2,156)	(1,045)
Real estate taxes	(1,186)	(103)	(1,828)	(691)

Net operating income:
Same store investment properties	97,740	92,874	378,335	368,398
Other investment properties	4,177	174	7,361	3,281
Total net operating income	101,917	93,048	385,696	371,679

Other income (expense):
Straight-line rental income, net	454	19	(381)	1,186
Amortization of acquired above and below market lease intangibles, net	120	221	691	1,129
Amortization of lease inducements	(122)	(16)	(253)	(57)
Lease termination fees	7,278	373	8,605	1,225
Straight-line ground rent expense	(1,211)	(789)	(3,486)	(3,251)
Amortization of acquired ground lease intangible liability	93	—	93	—
Depreciation and amortization	(58,155)	(50,851)	(219,606)	(203,044)
Provision for impairment of investment properties	(32,303)	—	(59,486)	(1,323)
Loss on lease terminations	(2,006)	(156)	(2,819)	(6,102)
General and administrative expenses	(8,370)	(8,187)	(31,533)	(26,878)
Gain on extinguishment of debt	—	—	—	3,879
Equity in loss of unconsolidated joint ventures, net	(510)	(840)	(1,246)	(6,307)
Gain on sale of joint venture interest	17,499	—	17,499	—
Gain on change in control of investment properties	5,435	—	5,435	—
Interest expense	(34,440)	(41,740)	(146,805)	(171,295)
Co-venture obligation expense	—	—	—	(3,300)
Recognized gain on marketable securities	—	9,467	—	25,840
Other income, net	595	749	4,741	2,251
Total other expense	(105,643)	(91,750)	(428,551)	(386,047)

(Loss) income from continuing operations	(3,726)	1,298	(42,855)	(14,368)

Discontinued operations:
Income (loss), net	6,169	(1,995)	9,396	(24,063)
Gain on sales of investment properties, net	34,644	13,623	41,279	30,141
Income from discontinued operations	40,813	11,628	50,675	6,078
Gain on sales of investment properties, net	—	1,191	5,806	7,843
Net income (loss)	37,087	14,117	13,626	(447)
Net income (loss) attributable to the Company	37,087	14,117	13,626	(447)
Preferred stock dividends	(2,363)	(263)	(9,450)	(263)
Net income (loss) attributable to common shareholders	$34,724	$13,854	$4,176	$(710)

Retail Properties of America, Inc.
Reconciliation of Non-GAAP Financial Measures
(amounts in thousands, except ratios and per share amounts)

Reconciliation of Net Income Attributable to Common Shareholders to Adjusted EBITDA

	Three Months Ended
	December 31, 2013	December 31, 2012

Net income attributable to common shareholders	$34,724	$13,854
Preferred stock dividends	2,363	263
Interest expense	34,440	41,740
Interest expense (discontinued operations)	364	3,104
Depreciation and amortization	58,155	50,851
Depreciation and amortization (discontinued operations)	1,244	4,565
Gain on sales of investment properties	—	(1,191)
Gain on sales of investment properties (discontinued operations)	(34,644)	(13,623)
Gain on sale of joint venture interest	(17,499)	—
Gain on change in control of investment properties	(5,435)	—
Gain on extinguishment of other liabilities (discontinued operations)	(3,511)	—
Loss on lease terminations (a)	1,979	292
Loss on lease terminations (discontinued operations) (a)	—	166
Provision for impairment of investment properties	32,303	—
Provision for impairment of investment properties (discontinued operations)	590	2,352
Recognized gain on marketable securities	—	(9,467)
Adjusted EBITDA	$105,073	$92,906
Annualized	$420,292	$371,624

Reconciliation of Debt to Total Net Debt and Net Debt and Preferred Stock

	December 31, 2013	December 31, 2012

Total consolidated debt	$2,299,633	$2,592,089
Add: mortgages payable associated with investment properties held for sale	6,435	—
Less: consolidated cash and cash equivalents	(58,190)	(138,069)
Total net debt	$2,247,878	$2,454,020
Preferred stock	135,000	135,000
Net debt and preferred stock	$2,382,878	$2,589,020
Net Debt to Adjusted EBITDA (b)	5.3x	6.6x
Net Debt and Preferred Stock to Adjusted EBITDA (b)	5.7x	7.0x

FFO and Operating FFO Guidance (c)

	Per Share Guidance Range Full Year 2014
	Low	High

Net income attributable to common shareholders	$0.19	$0.23
Depreciation and amortization	0.90	0.90
Provision for impairment of investment properties	—	—
Gain on sales of investment properties	(0.17)	(0.17)
FFO	$0.92	$0.96

Impact on earnings from the early extinguishment of debt, net	0.04	0.04
Other	—	—
Operating FFO	$0.96	$1.00

(a)
Loss on lease terminations in the EBITDA reconciliation above excludes the write-off of tenant-related above and below market lease intangibles and lease inducements that are otherwise included in "Loss on lease terminations" in the consolidated statements of operations.

(b)	For purposes of these ratio calculations, annualized three months ended figures were used.

(c)	Includes amounts from discontinued operations and our pro rata share from our unconsolidated joint ventures.